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                                                                    EXHIBIT 99.3

           LETTER TO DTC PARTICIPANTS REGARDING THE OFFER TO EXCHANGE
  ANY AND ALL OUTSTANDING 10-5/8% SERIES B SENIOR SUBORDINATED NOTES DUE 2007
                                      AND
  ANY AND ALL OUTSTANDING 10-5/8% SERIES C SENIOR SUBORDINATED NOTES DUE 2007
                                      FOR
              10-5/8% SERIES D SENIOR SUBORDINATED NOTES DUE 2007
                                       OF

                            FLEMING COMPANIES, INC.
               PURSUANT TO THE PROSPECTUS DATED            , 2002

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON           ,
2002, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED FROM TIME TO TIME, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR THE
                                EXPIRATION DATE.

                                                                          , 2002

To Securities Dealers, Commercial Banks
  Trust Companies and Other Nominees:

     Enclosed for your consideration is a Prospectus dated           , 2002 (the
"Prospectus") and a Letter of Transmittal (the "Letter of Transmittal") that together constitute the offer (the "Exchange Offer") by Fleming Companies, Inc., an Oklahoma corporation (the "Company"), to exchange up to $400,000,000 in principal amount of its 10-5/8% Series D Senior Subordinated Notes due 2007 (the "Exchange Notes"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all outstanding 10-5/8% Series B Senior Subordinated Notes due 2007 (the "Series B Notes") and any and all outstanding 10-5/8% Series C Senior Subordinated Notes due 2007 (the "Series C Notes" and, together with the Series B Notes, the "Old Notes"), upon the terms and conditions set forth in the Prospectus. The Prospectus and Letter of Transmittal more fully describe the Exchange Offer. Capitalized terms used but not defined herein have the meanings given to them in the Prospectus.

     We are asking you to contact your clients for whom you hold Old Notes registered in your name or in the name of your nominee. In addition, we ask you to contact your clients who, to your knowledge, hold Old Notes registered in their own name.

     Enclosed are copies of the following documents:

          1.  The Prospectus;

          2. The Letter of Transmittal for your use in connection with the tender of Old Notes and for the information of your clients;

          3. The Notice of Guaranteed Delivery to be used to accept the Exchange Offer if the Old Notes and all other required documents cannot be delivered to the Exchange Agent prior to the Expiration Date;

          4. A form of letter that may be sent to your clients for whose accounts you hold Old Notes registered in your name or the name of your nominee, with space provided for obtaining the clients' instructions with regard to the Exchange Offer; and
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          5.  Guidelines for Certification of Taxpayer Identification Number on
     Substitute Form W-9.

     DTC participants will be able to execute tenders through the DTC Automated Tender Offer Program.

     PLEASE NOTE THAT THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY
TIME, ON           , 2002, UNLESS EXTENDED BY THE COMPANY. WE URGE YOU TO
CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE.

     You will be reimbursed by the Company for customary mailing and handling expenses incurred by you in forwarding any of the enclosed materials to your clients.

     Additional copies of the enclosed material may be obtained form the Exchange Agent, at the address and telephone numbers set forth below.

                                          Very truly yours,

                    MANUFACTURERS AND TRADERS TRUST COMPANY
                                 One M&T Plaza
                            Buffalo, New York 14203
                         Attention: Russell T. Whitley
                                 (716) 842-5602
                             ---------------------

     NOTHING HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM WITH RESPECT TO THE EXCHANGE OFFER, EXCEPT FOR STATEMENTS EXPRESSLY MADE IN THE PROSPECTUS AND THE LETTER OF TRANSMITTAL.

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